UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 1, 2020
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices) (ZIP Code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2020 (the “Effective Date”), Construction Partners, Inc. (the “Company”), entered into an Employment Agreement (each, an “Employment Agreement”) with certain executive officers of the Company (each, an “Officer”), including F. Julius Smith, III and John L. Harper, each of whom is a Senior Vice President and named executive officer of the Company. The Employment Agreements contain substantially similar terms for each Officer, other than with respect to the Officer’s base salary, title and principal place of employment. The material terms of the Employment Agreements are as follows:

•Term. The term of the Employment Agreements is five years, commencing on the Effective Date. Beginning on the fifth anniversary of the Effective Date, and on each anniversary thereafter, the term will renew for an additional one-year period, unless either party provides written notice of its intention not to extend the term at least 60 days prior to the applicable anniversary date, or the Employment Agreement is otherwise terminated in accordance with the termination provisions set forth therein.

•Base Salary. The Officers will be paid a minimum annual base salary during the term. For each of Messrs. Smith and Harper, the amount is $430,000.00.

•Cash Bonus. The Officers will be eligible to receive a cash bonus in an amount determined either in the discretion of the compensation committee of the Company’s board of directors (the “Compensation Committee”) or based on the achievement of performance goals under any annual incentive program that may be established and administered by the Compensation Committee from time to time.

•Equity Awards. The Officers will be eligible to receive awards under the Construction Partners, Inc. 2018 Equity Incentive Plan and any other stock option, stock purchase or equity-based incentive compensation plan or arrangement adopted by the Company from time to time in which executives of the Company are eligible to participate, in an amount determined by the Compensation Committee. Any such equity awards will be governed by the applicable plan and award agreements.

•Perquisites; Employee Benefits. Each Officer will be entitled to fringe benefits and perquisites consistent with the practices of the Company and to the extent that the Company provides similar benefits or perquisites to similarly situated executives, which may include the use of a Company-owned automobile to the extent that the Company deems necessary for the performance of the Officer’s services to the Company. The Officers are entitled to participate in all other employee benefit plans, practices and programs on a basis that is no less favorable than is provided to similarly situated executives, to the extent consistent with applicable law and the terms of the applicable employee benefit plans.

•Termination Payments.

Termination for cause, without good reason, or due to death or disability. If, during the term, an Officer’s employment is terminated by the Company for “cause,” by the Officer without “good reason,” or due to the Officer’s death or “disability,” (as such terms are defined in the Employment Agreement), then the Company will pay to the Officer or his estate the sum of: (i) the Officer’s earned salary through the date of termination, less withholding for taxes and other similar items, to the extent not previously paid, (ii) any unreimbursed travel and other business expenses incurred by the Officer on or before the date of termination, and (iii) any vested amounts under employee benefit plans sponsored or maintained by the Company in accordance with the terms and conditions governing such plans (together, the “Accrued Amounts”). Any outstanding equity awards will be treated in accordance with the terms of the applicable award or plan.

Termination without cause or for good reason. If, during the term, an Officer’s employment is terminated by the Company without “cause” or by the Officer for “good reason,” (as such terms are defined in the Employment Agreement), then the Company will pay to the Officer or his estate, in a lump sum cash payment, the Accrued Amounts, plus (i) severance in an amount equal to the product obtained by multiplying (A) 1.5 times (B) the average (mean) of the combined base salary and cash bonus received by Executive during each of the two (2) completed fiscal years preceding the date of Executive’s termination (or, if Executive has been employed by the Company for less than two full fiscal years as of the date of termination, then an amount equal to 1.5 times Executive’s base salary in effect as of the date of termination), payable in monthly installments over an eighteen-month period, and subject to the Officer’s ongoing compliance with certain restrictive covenants, (ii) health insurance premiums for eighteen months, and (iii) up to $10,000 in reimbursement for outplacement services. Any outstanding equity awards will be treated in accordance with the terms of the applicable award or plan.

Limitation of Benefits. The payments or benefits to be received by the Officers in connection with a termination of employment are subject to potential reduction to the extent necessary to limit the imposition of taxes under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

•Restrictive Covenants. The Employment Agreements provide for certain restrictive covenants, including covenants limiting or prohibiting competition, use of confidential information, solicitation of customers, recruitment of employees, and disparagement of the Company during the term of the Employment Agreements and, if the Company so elects, for a period of eighteen months following the termination of the Officers’ employment with the Company for any reason.

•Right of First Refusal to Purchase Class B Shares. During the term of the Employment Agreements and for a period of eighteen months following the termination of an Officer’s employment for any reason, the Company or its assignee will have a right of first refusal to purchase any shares of the Company’s Class B common stock, $0.001 par value, that the Officer (or, as applicable, the Officer’s estate) elects to transfer, convert or dispose of during such period.

•Clawback. The Officers’ compensation is subject to any clawback policies required by applicable law, government regulation or stock exchange listing requirement or otherwise adopted by the Company, as such policies may be amended from time to time.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Employment Agreement, dated April 1, 2020, by and between Construction Partners, Inc. and certain executive officers
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: April 3, 2020	By:	/s/ Charles E. Owens
Charles E. Owens
President and Chief Executive Officer